EXHIBIT 99

MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and between

PG&E GAS TRANSMISSION HOLDINGS CORPORATION,
a California corporation

and

PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
a California corporation

Dated as of December 11, 2002

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ii

TABLE OF CONTENTS

SCHEDULES AND EXHIBITS
Page
Schedules

Schedule 3.2	— The Company

Schedule 3.3	— Officers and Board of Control

Schedule 3.6	— Required Consents and Approvals

Schedule 3.7	— Balance Sheet

Schedule 3.9	— Tax Matters

Schedule 3.10	— Compliance with Laws

Schedule 3.11	— Legal Proceedings

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MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), dated as of December 11, 2002, between PG&E Gas Transmission Holdings Corporation, a California corporation (“Seller”), and PG&E Gas Transmission, Northwest Corporation, a California corporation (“Buyer”). Seller and Buyer are referred to herein sometimes individually as a “Party” and collectively as the “Parties.”

Recitals:

A.    North Baja Pipeline, LLC, a Delaware limited liability company (the “Company”), is a wholly owned subsidiary of Seller. The Company’s business includes the ownership and operation of the Pipeline (as defined in Section 1.1).

B.    Buyer and Seller are Affiliates. PG&E Gas Transmission Service Company (“Service”), a subsidiary of Buyer, provides all management to and conducts all operations of the Company pursuant to a Management Services Agreement, dated as of January 1, 2002, between Service and the Company.

C.    Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Interest (as defined in Section 1.1), upon the terms and subject to the conditions in this Agreement.

NOW, THEREFORE, Seller and Buyer agree as follows:

ARTICLE 1
DEFINITIONS

1.1    Certain Defined Terms.    As used in this Agreement, each of the following terms has the meaning given to it below:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, “control” means, when used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Applicable Law” means any statute, law, rule, or regulation, or any judgment, order, ordinance, writ, injunction, or decree of, any Governmental Entity to which a specified Person or its property is subject, including those relating to health and safety and pipeline safety.

“Balance Sheet” has the meaning assigned to such term in Section 3.7.

“Balance Sheet Date” means October 31, 2002.

“Code” means the Internal Revenue Code of 1986, as amended.

“Encumbrances” means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, defects, imperfections or irregularities of title, easements, mechanic’s liens, materialman’s liens, judgment liens, liens for delinquent real property taxes or assessments, tax or statutory liens, rights-of-way, licenses, purchase options, rights of first refusal, rights of first negotiation, rights of first offer, ground leases, leases, subleases, occupancy or use agreements, concessions, oil and gas leases, mineral leases, rights or reservations, conditional and installment sale agreements, activity and use limitations, conservation limitations, covenants, conditions and restrictions, deed restrictions, restrictions on transferability and other legal or equitable encumbrances of every type and description, whether imposed by law, oral or written agreement, understanding, or otherwise; provided however, that the term “Encumbrances” shall not include any encumbrance pursuant to the JODA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FERC” means the Federal Energy Regulatory Commission.

“Governmental Entity” means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, municipal or local government or other governmental body, agency, authority, department, commission, board, bureau, instrumentality, arbitrator or arbitral body (domestic or foreign).

“Interest” means all the issued and outstanding membership interests in the Company.

“JODA” means the Joint Operations and Development Agreement, dated as of July 19, 2002, between Gasoducto Bajanorte, S. de R.L. de C.V. and the Company

“Material Adverse Effect” means, (1) with respect to the Company: (a) any change or effect that is materially adverse to the business, financial condition, properties, operations, net income or assets (including the Pipeline) of the Company; or (b) any effect that would prevent or materially impair or delay the ability of Seller to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement; and (2) with respect to Buyer: (a) any change or effect that is materially adverse to the business, financial condition, properties, operations, net income or assets of Buyer; or (b) any effect that would prevent or materially impair or delay the ability of Buyer to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement. Material Adverse Effect shall exclude any change or effect due to (i) changes in the international, national, regional or local wholesale or retail markets for natural gas, (ii) changes in rules, regulations or decisions of the FERC affecting the interstate natural gas transmission industry as a whole, (iii) changes in general economic, regulatory or political conditions, commodity prices for oil or natural gas or securities markets in the United States or worldwide or any outbreak of hostility, terrorist activities or war, (iv) changes that affect generally the industry in which the Company operates, (v) matters and items disclosed in the Schedules of Seller or Buyer, as applicable, and (vi) changes due to the announcement or pendency of the transactions contemplated by this Agreement, or the consummation of the transactions contemplated hereby.

“Permits” means material licenses, permits, franchises, consents, approvals, zoning and subdivision laws, ordinances and regulations, and building codes and regulations.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or other entity.

“Pipeline” means the approximately 80 mile-long gas pipeline, rights of way, easements, appurtenances, compressors, compressor stations, metering stations and other related machinery and equipment owned or leased by the Company and used by the Company in the conduct of its business.

“Preferential Right” has the meaning assigned to such term in Section 3.2(d).

“Proceedings” means all proceedings, actions, claims, suits, investigations, and inquiries by or before any arbitrator or Governmental Entity.

“Purchase Price” has the meaning assigned to such term in Section 2.2.

“Schedules” means, as applicable, the Seller’s or the Buyer’s disclosure schedules attached hereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Service” has the meaning assigned to such term in the Recitals.

“Taxes” means any federal, state, local or foreign income, gross receipts, lease, license, service, payroll, parking, employment, excise, severance, stamp, transfer, documentary, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real and personal property, intangible property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, including such item for which a liability arises as a transferee or successor-in-interest.

“Taxing Authority” means any Governmental Entity responsible for the imposition, administration or collection of any Tax.

“Tax Return” means any return or report, declaration, claim for refund, information return or statement relating to Taxes, including any related schedules, attachments or other supporting information, with respect to Taxes, and including any amendment thereto.

“U.S. GAAP” means generally accepted accounting principles in the United States of America from time to time, with such exceptions to such generally accepted accounting principles as may be noted or otherwise referred to on any individual financial statement or schedule, consistently applied.

1.2    Construction.    In construing this Agreement, the following principles shall be followed:

(a)    the terms “herein,” “hereof,” “hereby,” “hereunder” and other similar terms refer to this Agreement as a whole and not only to the particular Article, Section or other subdivision in which any such terms may be employed;

(b)    references to Articles, Sections, Schedules, Exhibits and other subdivisions refer to the Articles, Sections, Schedules, Exhibits and other subdivisions of this Agreement;

(c)    a reference to any Person shall include such Person’s predecessors and successors;

(d)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. GAAP;

(e)    no consideration shall be given to the captions of the articles, sections, subsections or clauses, which are inserted for convenience in locating the provisions of this Agreement and not as an aid in its construction;

(f)    examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

(g)    the word “includes” and its syntactical variants mean “includes, but is not limited to” and corresponding syntactical variant expressions;

(h)    a defined term has its defined meaning throughout this Agreement, regardless of whether it appears before or after the place in this Agreement where it is defined; and

(i)    the plural shall be deemed to include the singular and vice versa.

ARTICLE 2
TERMS OF THE TRANSACTION

2.1     Agreement to Sell and to Purchase the Interest.    On the terms and subject to the conditions in this Agreement, Seller hereby sells, assigns, transfers, delivers and conveys the Interest to Buyer, free and clear of all Encumbrances, and Buyer hereby purchases and accepts the Interest, free and clear of all Encumbrances.

2.2    Purchase Price and Payment.    In consideration of the sale of the Interest to Buyer, on the date hereof, Buyer is paying to Seller SIXTY THREE MILLION THREE HUNDRED THOUSAND DOLLARS ($63,300,000) in immediately available funds by wire transfer to an account or accounts designated by Seller (collectively, the “Purchase Price”).

2.3    Effective Date.    The effective date of the purchase and sale hereunder is as of the close of business on October 31, 2002.

2.4    Purchase Price Allocation.    The Purchase Price shall be allocated for all purposes, including the filing of any Tax Returns, as the Parties shall agree no later than January 31, 2003.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

3.1    Seller.    Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has full corporate power and corporate authority to own its assets and properties and to conduct its business as and where it is now being conducted.

3.2    The Company.

(a)    Corporate; Organization.  The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own, lease, and operate its assets and properties and to conduct its business as and where it is now being conducted. The Company is duly qualified or licensed to do business as a limited liability company and is in good standing in each of the jurisdictions set forth on Schedule 3.2(a), which are all the jurisdictions in which the assets and property owned, leased, or operated by the Company or the conduct of its business requires such qualification or licensing, except jurisdictions in which the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(b)    Investments.  The Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any other Person.

(c)    No Encumbrances.    All of the membership interests of the Company are directly owned by Seller free and clear of all Encumbrances, other than (i) restrictions on transfer that may be imposed by federal or state securities laws or (ii) those that arise by virtue of any actions taken by or on behalf of Buyer or its Affiliates. All membership interests of the Company have been validly issued. The Interest is not subject to, nor has it been issued in violation of, preemptive or similar rights. Pursuant to this Agreement, Buyer will receive good, valid and marketable title to the Interest, free and clear of all Encumbrances.

(d)    No Options.  Except as set forth on Schedule 3.2(d), there are outstanding none of the following (each, a “Preferential Right”): (i) securities of the Company convertible into or exchangeable for membership interests in the Company, (ii) options or other rights to acquire from Seller, and no obligation of Seller to issue or sell, any membership interests or other voting securities of the Company or any securities convertible into or exchangeable for such membership interests or voting securities, (iii) equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company, or (iv) preemptive rights, rights of first refusal, rights of first offer or other similar rights to acquire membership interests in the Company or to acquire the assets and property of the Company. There is no indebtedness of the Company having voting rights issued and outstanding. There are no voting trusts or other agreements or understandings to which Seller is party with respect to voting of the Interest.

(e)    Capitalization.  The Company is authorized to issue an unlimited number of units of membership interests. Seller is the sole member of the Company and holds all of the Interest. The Interest is duly authorized, validly issued, outstanding, fully paid and nonassessable and was issued in compliance with all applicable federal and state securities laws, rules and regulations. Other than to Buyer in connection with this Agreement, Seller has not, directly or indirectly, transferred, pledged, sold, hypothecated or otherwise disposed of the Interest or accepted a transfer, pledge, hypothecation or other disposition of the Interest, with any Person in any manner.

3.3    Charter and Operating Agreement.    Seller has provided to Buyer accurate and complete copies of the Company’s certificate of formation and limited liability company agreement as in effect on the date hereof. The names of each member of the board of control and officer of the Company are set forth on Schedule 3.3.

3.4    Authority Relative to this Agreement.    Seller has full corporate power and corporate authority to execute, deliver, and perform this Agreement. The execution, delivery, and performance by Seller of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and (ii) equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.5    No Conflict.    Assuming all consents, approvals, authorizations, and other actions described in Section 3.6 have been obtained and all filings listed on Schedule 3.6 have been made, and except as may result from any facts or circumstances relating solely to Buyer or its Affiliates, the execution, delivery, and performance of this Agreement by Seller and the consummation by it of the transactions contemplated hereby do not and will not (a) violate or breach the certificate of incorporation or by-laws of Seller or the certificate of formation or limited liability company agreement of the Company, (b) violate or breach any Applicable Law binding upon Seller and/or the Company, except as would not have, individually or in the aggregate, a Material Adverse Effect on the Company, or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the Interest and/or on any of the assets or properties of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to the Interest or such assets or properties to which the Company is a party or by which any of such assets or properties is bound or affected, except as would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

3.6    Consents, Approvals, and Licenses.    No material consent, approval, authorization, license, order or permit of, or declaration, filing or registration with, any Governmental Entity, or any other Person, is required to be made or obtained by Seller or the Company in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except as set forth on Schedule 3.6 and as may be necessary as a result of any facts or circumstances relating solely to Buyer. The Company holds all Permits necessary or required for the conduct of its business, including the operation, use, construction, maintenance, repair and replacement of the Pipeline, except for Permits the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has made all material filings, applications and registrations with Governmental Entities that are required in order for the Company to own and operate its assets and properties and to carry on its business as conducted on the date hereof. As of the date of this Agreement, all of such Permits are valid, binding and in full force and effect and the Company is in compliance with each such Permit. No notice has been received by Seller or the Company and no Proceeding is pending or, to the knowledge of Seller, threatened with respect to any alleged failure by the Company to have any such Permit or not to be in compliance therewith. To the knowledge of Seller, no event has occurred and is continuing which would result in, or after notice or lapse of time or both would result in, any modification to any such Permit.

3.7    Balance Sheet.    Schedule 3.7 contains an unaudited balance sheet of the Company as of October 31, 2002 (the “Balance Sheet”) prepared in conformity in all material respects with U.S. GAAP for interim financial reporting, subject to the absence of notes and the assumptions and limitations set forth therein. The Balance Sheet presents fairly, in all material respects, the financial condition of the Company as of October 31, 2002. The books and records of the Company from which the Balance Sheet was prepared were complete and accurate in all material respects at the time of such preparation.

3.8    Absence of Material Changes.    Since the Balance Sheet Date, (i) there has not been any adverse change in the Pipeline or the assets or financial condition of the Company or any other event or condition that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (ii) the Company has not incurred nor been subjected to any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) or entered into any material agreement not otherwise permitted by this Agreement after the date hereof that would be required to be reflected on, or reserved against in a balance sheet of the Company or in the notes thereto prepared in accordance with U.S. GAAP, other than liabilities or obligations that have arisen since the Balance Sheet Date in the ordinary course of business, (iii) the Company has not suffered any material loss, damage, destruction, or other casualty to any of its assets, properties, plants, equipment or inventories (whether or not covered by insurance), and (iv) the Company has not agreed to take any action described in this Section 3.8. Since the Balance Sheet Date, the Company has conducted its business only in the ordinary course of business consistent with past practice.

3.9    Tax Matters.    Except as disclosed on Schedule 3.9:

(a)    Since its formation, the Company has at all times had a single member and has not elected to be treated as an association taxable as a corporation for federal income tax purposes and at all times has been treated by Seller as a disregarded entity for federal income tax purposes. The Company has filed, or has had filed on its behalf, in a timely manner (within any applicable extension periods) with the appropriate Taxing Authority all Tax Returns with respect to Taxes of the Company required to be filed under applicable laws;

(b)    All Taxes shown as due and payable on all filed Tax Returns of or with respect to the Company have been paid in full;

(c)    There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to the Company;

(d)    None of the Tax Returns of or with respect to the Company is currently being audited or examined by any Taxing Authority; and

(e)    No material deficiency for any income Taxes has been assessed with respect to the Company that has not been abated, paid in full or adequately provided for on the Balance Sheet.

3.10    Compliance With Laws.    Except as disclosed on Schedule 3.10, the Company is in compliance in all material respects with all Applicable Laws other than Taxes, as to which Seller’s sole representations and warranties are set forth in Section 3.9.

3.11    Legal Proceedings.    Except as disclosed on Schedule 3.11, there are no Proceedings pending or to the knowledge of Seller, threatened against the Company or Seller which would have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither Seller nor the Company is subject to any judgment, order, writ, injunction, or decree of any Governmental Entity which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. Notwithstanding the foregoing, Seller makes no representation or warranty in this Section 3.11 as to Proceedings, judgments, orders, writs, injunctions or decrees which are, or contain issues, of broad applicability to, or which affect, the natural gas, natural gas liquids, or pipeline industry, including any state or federal rulemaking or similar proceeding of general applicability and any petition for review or appeal thereof.

3.12    Brokerage Fees.    Neither Seller nor any of its Affiliates has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or the transactions contemplated hereby for which Buyer or the Company shall have any responsibility or liability.

3.13    Solvency.    As of the date hereof, after giving effect to the transaction contemplated by this Agreement, Seller is Solvent. For purposes of this Section 3.13, “Solvent” means, that (a) the fair value of the assets of Seller is greater than the amount of Seller’s liabilities (including disputed contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code; (b) the present fair saleable value of the assets of Seller is not less than the amount that will be required to pay the probable liability of Seller on its debts as they become absolute and matured; (c) Seller is able to pay its debts and other liabilities (including disputed contingent and unliquidated liabilities) as they mature in the normal course of business; (d) Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (e) Seller is not engaged in a business or a transaction for which such Seller’s assets would constitute unreasonably small capital.

3.14    Debt.    Seller does not have any outstanding debt, including obligations for borrowed money or evidenced by bonds, notes, or similar instruments or obligations in respect of letters of credit or guarantees, to any Person which is not an Affiliate of Seller, except accounts payable arising in the ordinary course of business.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

4.1    Corporate Organization.    Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

4.2    Authority Relative to This Agreement.    Buyer has full corporate power and corporate authority to execute, deliver, and perform this Agreement. The execution, delivery, and performance by Buyer of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and (ii) equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

4.3    No Conflict.    Assuming all consents, approvals, authorizations, and other actions described in Section 4.4 have been obtained and all filings listed in Section 4.4 have been made, and except as may result from any facts or circumstances relating solely to Seller or its Affiliates, the execution, delivery and performance of this Agreement by Buyer do not and will not (a) violate or breach the certificate of incorporation or by-laws of Buyer, (b) violate or breach any Applicable Law binding upon Buyer, except as would not have, individually and in the aggregate, a Material Adverse Effect on Buyer or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Buyer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which Buyer is a party or by which any of such assets or properties is bound or affected, except as would not have, individually or in the aggregate, a Material Adverse Effect on Buyer.

4.4    Consents, Approvals, and Licenses.    No consent, approval, authorization, license, order, or permit of, or declaration, filing, or registration with any Governmental Entity, or any other Person, is required to be made or obtained by Buyer or any of its Affiliates in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, except where failure to obtain such consent, approval, authorization, or action, or to make such filing would not have, individually or in the aggregate, a Material Adverse Effect on Buyer.

4.5    Investment Intent; Investment Experience; Restricted Securities.    Buyer is acquiring the Interest for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof. In acquiring the Interest, Buyer is not offering or selling, and will not offer or sell, for Seller in connection with any distribution of the Interest, and Buyer does not have a participation and will not participate in any such undertaking or in any underwriting of such an undertaking except in compliance with applicable federal and state securities laws. Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Interest, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Interest. Buyer is an “accredited investor” as such term is defined in Regulation D under the Securities Act. Buyer understands that the Interest will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Interest will be characterized as “restricted securities” under federal securities laws and that under such laws and applicable regulations the Interest cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

4.6    Legal Proceedings.    There are no Proceedings pending or, to the knowledge of Buyer, threatened seeking to restrain, prohibit, or obtain damages or other relief from Buyer in connection with this Agreement or the transactions contemplated hereby.

4.7    Brokerage Fees.    Neither Buyer nor any of its Affiliates has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or the transactions contemplated hereby for which Seller or its Affiliates will have any responsibility or liability.

ARTICLE 5
ADDITIONAL AGREEMENTS

5.1    Disclaimer of Warranties.    Notwithstanding anything contained in this Agreement, it is the explicit intent of each Party that Seller is not making any representations or warranties whatsoever, express or implied, beyond those expressly given in Article 3 of this Agreement, and Seller hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Buyer or its representatives (including any opinion, information, projection, or advice that may have been or may be provided to Buyer by any director, officer, employee, agent, consultant, or representative of Seller or any Affiliate thereof). Except for the representations and warranties contained in Article 3, Buyer takes the Interest and the business and assets of the Company “as is” and “where is.” Without limiting the generality of the immediately foregoing, except for the representations and warranties contained in Article 3 of this Agreement, the Seller hereby expressly disclaims and negates any representation or warranty, expressed or implied, at common law, by statute, or otherwise, relating to the condition of the assets of the Company (including any implied or expressed warranty of merchantability or fitness for a particular purpose, or of conformity to models or samples of materials).

5.2    Agreement to be Bound.    In accordance with Section 15 of the Limited Liability Company Agreement of North Baja Pipeline, LLC, dated as of October 24, 2002 (the “LLC Agreement”), Buyer hereby agrees to be bound by the terms and conditions of the LLC Agreement. Buyer hereby agrees to bound by the JODA to the same extent that Seller is bound by the JODA and assume any obligations of Seller thereunder.

ARTICLE 6
OTHER PROVISIONS

6.1    Entire Agreement.    This Agreement, together with the Schedules, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants or undertakings between the Parties, other than those expressly set forth or referred to herein or therein.

6.2    Binding Effect; Assignment; No Third Party Benefit.    Subject to the following sentence, this Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned or delegated by either Party without the prior written consent of the other Party. Except as provided herein, nothing in this Agreement is intended to or shall confer upon any Person other than the Parties, and their successors and assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

6.3    Severability.    If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect and the parties shall negotiate in good faith provisions to replace the unenforceable provisions so as to best preserve the intent of the parties hereunder.

6.4    Governing Law.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its conflict of laws rules or principles.

6.5    Further Assurances.    From time to time following the date hereof, at the request of either Party and without further consideration, the other Party shall execute and deliver to such requesting Party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting Party may reasonably request to consummate more fully and effectively the transactions contemplated hereby.

6.6    Counterparts.    This Agreement may be executed by the Parties in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

6.7    Amendment; Waiver.    This Agreement may not be amended or modified except by an instrument in writing signed by the Parties and no performance, term or condition can be waived in whole or in part, except by a writing signed by the Party against whom enforcement of the waiver is sought. Any term or condition of this Agreement may be waived at any time by the Party hereto entitled to the benefit thereof. No delay or failure on the part of any Party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

6.8    Mutual Drafting.    This Agreement is the joint product of Buyer and Seller and each provision hereof has been subject to the mutual consultations, negotiation and agreement of Buyer and Seller and shall not be construed for or against any Party hereto.

IN WITNESS WHEREOF, the Parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

PG&E GAS TRANSMISSION HOLDINGS CORPORATION
(Seller)

By:
Name:
Title:

PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
(Buyer)

By:
Name:
Title: